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EXHIBIT 21

                        SUBSIDIARIES OF PALL CORPORATION

Pall Corporation owns 100% of the outstanding capital stock of those companies listed below, except where otherwise noted:
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                                                                       State or Other Jurisdiction
Name of Company                                                             of Incorporation

Medsep Corporation                                                              Delaware
Pall Acquisition LLC                                                            Delaware
Pall Aeropower Corporation                                                      Delaware
Pall Biomedical, Inc.                                                           Delaware
Pall International Corporation                                                  Delaware
Pall Puerto Rico, Inc.                                                          Delaware
Pall - PASS US, Inc.                                                            Delaware
Russell Associates Inc.                                                         Maryland
Gelman Sciences, Inc.                                                           Michigan

Pall Austria Filter Ges.m.b.H.                                                  Austria
Pall (Canada) Limited                                                           Canada
Pall Europe Limited (a)                                                         England
Pall France S.A.                                                                France
Pall Deutschland Beteiligungs GmbH                                              Germany
Pall Deutschland Holding GmbH & Co. KG Partnership (c)                          Germany
Pall Italia S.R.L.                                                              Italy
Gelman Ireland Ltd.                                                             Ireland
Pall Netherlands B.V. (a)                                                       The Netherlands
PLLN C.V. Partnership (b)                                                       The Netherlands
Pall Norge AS                                                                   Norway
Pall Espana S.A.                                                                Spain
Pall Norden AB                                                                  Sweden
Pall (Schweiz) A.G.                                                             Switzerland
Argentaurum A.G.                                                                Switzerland

Pall Filter (Beijing) Co., Ltd.                                                 China
Pall Asia International Ltd.                                                    Hong Kong
Nihon Pall Ltd.                                                                 Japan
Pall Filtration Pte. Ltd.                                                       Singapore
Pall Korea Ltd.                                                                 South Korea
Pall India Private Ltd.                                                         India
Pall New Zealand                                                                New Zealand
Pall Corporation Filtration and Separations Thailand Ltd.                       Thailand
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(a) Contributed to PLLN C.V. a Netherlands Partnership
(b) General Partner: Pall-PASS US, Inc. (12.6%); Limited Partner: Pall
    Corporation (87.4%)
(c) General Partner: Pall Deutschland Beteiligungs GmbH; Limited Partner:
    Pall Corporation

All subsidiaries listed above are included in the Company's consolidated financial statements. The list does not include inactive subsidiaries.